Exhibit 99.1

    Ultralife Batteries to Present at Western New York Investors Conference

     NEWARK, N.Y.--(BUSINESS WIRE)--Nov. 9, 2005--Ultralife Batteries, Inc. (NASDAQ: ULBI) will be presenting at the Western New York Investors Conference in Niagara Falls on November 16.
     Ultralife Batteries management is scheduled to make a presentation at 9:25 AM Eastern Time. A live audio webcast and replay of the presentation will be available in the Investor Relations section of the company's website, http://www.ultralifebatteries.com/invest.asp.

     About Ultralife Batteries, Inc.

     Ultralife is a global provider of power solutions for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its range of standard products and engineered solutions, Ultralife is able to provide the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom and Germany, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified. Detailed information on Ultralife is available at the Company's website, www.ultralifebatteries.com.

     About the Western New York Investors Conference

     The Western New York Investors Conference was formed in 2003 by public companies in Western New York to broaden their exposure with an audience of institutional investors, analysts and financial advisors from throughout New York, the Northeast, Midwest and Mid-Atlantic regions. These companies feature a variety of industries, representing a large spread of market capitalization, who have overcome the economic challenges of the region through diversification, distinct competitive strategies and strong management teams. For more information about the conference please visit www.wnyinvest.org.

     Ultralife(R) is a registered trademark Ultralife Batteries, Inc.


     CONTACT: Ultralife Batteries, Inc.
              Robert W. Fishback, 315-332-7100
              bfishback@ulbi.com
              or
              Investor Relations:
              Lippert/Heilshorn & Associates, Inc.
              Jody Burfening, 212-838-3777
              jburfening@lhai.com
              or
              Media:
              Lippert/Heilshorn & Associates, Inc.
              Chenoa Taitt, 212-201-6635
              ctaitt@lhai.com